Furmanite Corporation

Review of 2Q 2009

Michael Rose, Chairman & CEO
Joseph Milliron, President & COO
Miguel Desdin, Senior Vice President & CFO

Safe Harbor Statement

Certain of the Company's statements in this presentation are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's plans, beliefs, expectations, intentions or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed most recently in this presentation and the Company's Form 10-K as of December 31, 2008 filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this presentation are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

Condensed Consolidated Income Statements

($ in 000s except per share amounts) (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2009	2008	*Change*	2009	2008	*Change*
Revenues	$ 69,726	$ 90,185	*$ (20,459)*	$ 132,758	$163,572	*$ 30,814*
Costs and expenses:						
Operating costs	47,261	56,557	*(9,296)*	89,839	103,865	*(14,026)*
D D & A	1,447	1,763	*(316)*	2,790	3,019	*(229)*
Selling, general and administrative	20,212	21,357	*(1,145)*	37,683	40,955	*(3,272)*
Operating income	806	10,508	*(9,702)*	2,446	15,733	*(13,287)*
Interest income and other income (expense), net	14	(605)	*619*	(373)	(1,058)	*685*
Pretax income	820	9,903	*(9,083)*	2,073	14,675	*(12,602)*
Income tax expense	(589)	(2,244)	*1,655*	(962)	(3,306)	*2,344*
Net income	$ 231	$ 7,659	*(7,428)*	$ 1,111	$ 11,369	*$ (10,258)*
Earnings per common share – Diluted	$ 0.01	$ 0.21	*$ (0.20)*	$ 0.03	$ 0.31	*$ (0.28)*

Adjustments for Currency Rates

($ in 000s except percentages)

	Three Months June 30		
	2009	2008	*Change*
Revenues:			
Americas	$ 32,302	$ 40,810	*(21%)*
Europe	28,214	39,748	*(29%)*
Asia-Pacific	9,210	9,627	*(4%)*
Total revenues	$ 69,726	$ 90,185	*(23%)*
Currency adjusted revenues:			
Americas	$ 32,302	$ 40,810	*(21%)*
Europe	33,921	39,748	*(15%)*
Asia-Pacific	10,659	9,627	*11%*
Total currency adjusted revenues	$ 76,882	$ 90,185	*(15%)*

Adjustments for Currency Rates

($ in 000s except percentages)

	Three Months June 30		
	2009	2008	*Change*
Operating income after allocation of headquarter costs:			
Americas	$ (46)	$ 3,173	*(101%)*
Europe	(604)	5,668	*(111%)*
Asia-Pacific	1,456	1,667	*(13%)*
Total operating income after allocation of headquarter costs	$ 806	$ 10,508	*(92%)*
Currency adjusted operating income after allocation for headquarter costs:			
Americas	$ (61)	$ 3,173	*(102%)*
Europe	(377)	5,668	*(107%)*
Asia-Pacific	1,684	1,667	*1%*
Total currency adjusted operating income after allocation of headquarter costs	1,264	10,508	*(88%)*
Net income	$ 231	$ 7,659	*(97%)*
Currency adjusted net income	$ 926	$ 7,659	*(88%)*

Consolidated Condensed Balance Sheets

($ in 000s)

	June 30 2009	December 31 2008	*Change*
Cash	$ 31,584	$ 30,793	*$ 791*
Trade receivable, net	59,594	64,879	*(5,285)*
Inventories	26,734	24,868	*1,866*
Other current assets	7,544	7,187	*357*
Total current assets	125,456	127,727	*(2,271)*
Property and equipment, net	30,841	29,278	*1,563*
Other assets	18,114	16,273	*1,841*
Total assets	$ 174,411	$ 173,278	*$ 1,133*
Total current liabilities	$ 40,953	$ 43,901	*$ (2,948)*
Total long-term debt	35,178	35,363	*(185)*
Other liabilities	2,402	2,697	*(295)*
Total stockholders' equity	95,878	91,317	*4,561*
Total liabilities and stockholders' equity	$ 174,411	$ 173,278	*$ 1,133*

Consolidated Condensed Cash Flows

($ in 000s)

	Six Months June 30, 2009	Six Months June 30, 2008	*Change*
Net income	$ 1,111	$ 11,369	*$ (10,258)*
Depreciation, amortization and other non-cash items	2,488	3,228	*(740)*
Working capital changes	972	(3,949)	*4,921*
Net cash provided by operating activities	4,571	10,648	*(6,077)*
Capital expenditures	(3,018)	(4,221)	*1,203*
Payments on debt	(224)	(4,944)	*4,720*
Other, net	(338)	165	*(503)*
Effect of exchange rate changes on cash	(200)	605	*(805)*
Increase in cash and cash equivalents	791	2,253	*(1,462)*
Cash and cash equivalents at beginning of period	30,793	31,570	*(777)*
Cash and cash equivalents at end of period	$ 31,584	$ 33,823	*$ (2,239)*

Furmanite Corporation

Review of Q2 2009